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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Current Report on Form 8-K of our report dated March 3, 2000 on our audit of the Consolidated Annual Statements of FLAG Telecom Holdings Limited.

Arthur Andersen & Co.
Hamilton, Bermuda
March 3, 2000